INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BioTime, Inc. on Form S-3 of our report dated February 10, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the development stage of BioTime's operations), appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
San Francisco, California
August 15, 2000